Exhibit 10.17

        THIS MASTER SERVICES AGREEMENT ("Agreement") is entered into effective as of the date last signed by the Parties, ("Effective Date") by and between RagingWire Enterprise Solutions, Inc. (formerly RagingWire Telecommunications, Inc.), a Nevada corporation ("RagingWire"), and GetActive Software, Inc., a Delaware corporation ("Client"). This Agreement replaces and supersedes the Master Services Agreement #1032.0.1 previously made between the Parties. In consideration of the mutual covenants contained in this Agreement, RagingWire and Client agree as follows:

1.
PURPOSE OF AGREEMENT

        This Agreement sets forth the terms and conditions by which RagingWire will provide to Client, and Client shall accept and pay for, certain Services. Each such Service will be specifically identified and described in a Service Level Agreement ("SLA") executed by the Parties and delivered by them to each other, which refers to this Agreement. RagingWire contemplates that Client may contract for additional Services from time to time, and in each such case, a new SLA will be executed, specifically identifying and describing such additional Services and referencing this Agreement. Any equipment sales and/or leases shall be covered in a written agreement separate from this Agreement.

2.
DEFINITIONS

        The following capitalized terms used in this Agreement have the meanings specified in this Section 2.

        2.1   Account Custodian. "Account Custodian" is defined in Section 8.3.1 ("Account Custodian").

        2.2   Client Registration Form. "Client Registration Form" means a collective reference to the separate documents that contain the name and contact information (e.g., pager, e-mail, and telephone numbers) for each of the Representatives authorized by Client to enter the Data Center(s), as delivered by Client to RagingWire and amended in writing from time to time by Client. The documents referred to herein include, without limitation, the Contact Information Form (Exhibit A) and the Account Custodian Form (Exhibit B).

        2.3   Client Technology. "Client Technology" means Client's proprietary technology and processes, including Client's Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, inventions, trade secrets, and any related Intellectual Property Rights (whether owned by Client or licensed to Client by a third party) and also including any derivative works, improvements, enhancements, or extensions of the foregoing conceived, invented, reduced to practice, expressed in a tangible medium, or developed by Client without input from RagingWire during the Term that are uniquely applicable to Client and do not have general applicability in the art.

        2.4   Data Center(s). "Data Center(s)" means any of the facilities used by RagingWire to provide the Services to Client.

        2.5   Intellectual Property Rights. "Intellectual Property Rights" mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing throughout the universe (a) rights associated with works of authorship, including but not limited to copyrights, moral rights, and mask-works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents, design rights, and other industrial property rights; (e) all other intellectual and industrial property rights of every kind and nature and however designated (including logos, "rental" rights, and rights to remuneration), whether arising by operation of law, contract, license, or otherwise; (f) all registrations and applications (whether for patent, copyright or similar right), including all continuations, continuations-in-part, and divisionals thereof; (g) all renewals, extensions, reissues, and re-examinations of such patents now or hereafter in force; and (h) all rights in any of the foregoing.

        2.6   Notice of Service Commencement. "Notice of Service Commencement" means the written notice provided by RagingWire to Client which sets forth each Service to be provided pursuant to a SLA and the date such Service commenced.

        2.7   Parties or Party. "Parties" means RagingWire and Client collectively; "Party" means either RagingWire or Client, as the case may be, individually.

        2.8   Professional Service(s). "Professional Service(s)" means any professional or consulting services provided by RagingWire to Client, including, without limitation, any project based or one-time services. Any provision of Professional Services shall be governed by a written Professional Services Agreement separate from this Agreement.

        2.9   RagingWire Technology. "RagingWire Technology" means RagingWire's proprietary technology and processes, including, without limitation, the Services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, inventions, trade secrets, and any related Intellectual Property Rights (whether owned by RagingWire or licensed to RagingWire from a third party) and also including any derivative works, improvements, enhancements or extensions of the foregoing conceived, invented, reduced to practice, expressed in a tangible medium, or developed by RagingWire during the Term.

        2.10 Representative(s). "Representative(s)" means the individuals authorized by Client to enter the Data Center(s) including, without limitation, any employees, contractors, or agents of Client. Each of the Representatives shall have received a valid password from the Account Custodian to access the Data Center(s).

        2.11 Rules and Regulations. "Rules and Regulations" means RagingWire's general rules and regulations, as reasonably amended from time to time by RagingWire with notice to Client, governing access to the Data Center(s) and use of the Services by Client and Client's Representatives, including, without limitation, the obligations of Client and Client's Representatives in the Data Center(s) and online conduct (Exhibit C).

        2.12 Section. "Section" means a numbered paragraph section of this Agreement.

        2.13 Service(s). "Service(s)" means the specific Services provided to Client by RagingWire as described in each SLA executed by Client and RagingWire, as amended from time to time; each of which is incorporated herein by reference.

        2.14 Service Commencement Date. "Service Commencement Date" means the date RagingWire begins providing Services to Client, as indicated in a Notice of Service Commencement delivered by RagingWire to Client.

        2.15 Service Outage. "Service Outage" is defined in the applicable SLA.

        2.16 Service Level Agreement (SLA). "Service Level Agreement" or "SLA" means a separate written agreement between Client and RagingWire that provides a description of each Service to be provided by RagingWire to Client. A SLA may contain additional information and provisions related to the Services and shall reference this Agreement. All SLAs executed by Client and RagingWire from time to time are incorporated herein by reference and all Services provided pursuant to all SLAs are subject to the terms and conditions of this Agreement. To the extent any terms herein apply solely to a Service not specified in a SLA, such terms shall not apply to Client.

        2.17 Term. "Term" means the Initial Term plus all Renewal Terms as defined in Section 4 ("Term").

3.
DELIVERY OF SERVICES

        3.1   Delivery of Services. By executing this Agreement, RagingWire agrees to provide, and Client agrees to accept and pay for, the Services described in each SLA during the Term. All Services shall be deemed delivered, and the Parties' respective obligations under this Agreement shall be deemed performed, in Sacramento County, California.

4.
TERM

        4.1   Term Commencement. The term for provision of and payment for each Service will commence on the Service Commencement Date indicated in the relevant Notice of Service Commencement.

        4.2   Initial Term. RagingWire will provide each Service to Client for an initial term commencing on the Service Commencement Date and ending on the date specified in the relevant SLA ("Initial Term").

        4.3   Renewal Term. Unless one of the Parties provides notice in accordance with Section 12 ("Termination"), RagingWire will automatically continue to provide each Service to Customer for additional periods of time equal to one (1) calendar month from the termination date of the Initial Term (as such may be adjusted pursuant to Section 4.2 ("Initial Term") or a Renewal Term, as applicable. Each additional period of time that RagingWire continues to provide Services to Client after the termination date of the Initial Term is referred to herein as a "Renewal Term."

5.
FEES AND PAYMENT TERMS

        5.1   Fees. Client agrees to pay all fees due in accordance with the prices for each Service listed in each SLA. Except as provided otherwise in a SLA, the price for each Service listed in each SLA shall not be altered during the Initial Term.

        5.2   Payment Terms.

          5.2.1 Non-Recurring Charges. RagingWire will invoice Client, and Client agrees to pay to RagingWire upon placement of an order, all non-recurring charges ("NRC") related to Service Commencement.

          5.2.2 Monthly Recurring Charges. After Service Commencement, payment for monthly recurring charges ("MRC") for each successive full month will be due and payable on the first day of that month, and RagingWire will send Client a courtesy invoice one (1) month prior to the first day of the month for which such recurring Services are to be provided. Payment for recurring charges not received within fifteen (15) days of the relevant due date shall be considered late and the provisions of Section 5.3 ("Late Payments") shall apply.

          5.2.3 Variable and One-Time Charges. Charges for Services not included in the monthly recurring charges (e.g., burstable Internet bandwidth charges) and charges for one-time Services (e.g., Professional Services, etc.) shall be included in a separate invoice. Payment for such Services shall be due no later than thirty (30) days after the date of such invoice.

        5.3   Late Payments. Any delinquent payments shall accrue interest at the Applicable Rate (one percent (1%) per month, or the highest rate allowed by applicable law, whichever is lower) from the date such payments are due.

        5.4   Taxes and Other Fees. All fees charged by RagingWire for Services are exclusive of all taxes and similar fees, now in force or enacted in the future, imposed on the transaction and/or the delivery of Services. Client agrees that it will be responsible for and will pay in full all such taxes and similar fees, except for taxes based on RagingWire's net income. For purposes of this Section 5.4 only, all Services shall be deemed provided at the Data Center where such Services originated.

        5.5   Payment in U.S. dollars. All payments shall be made to RagingWire in U.S. dollars by check.

6.
CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY OWNERSHIP; LICENSE GRANTS

        6.1   Confidential Information.

          6.1.1 Non-Disclosure. RagingWire and Client acknowledge that each will have access to certain proprietary and/or confidential information of the other Party concerning, without limitation, the other Party's business, plans, customers, financial, technology, products, and other information held in confidence by the other Party, whether in oral, written, graphic, or electronic form (collectively,

  "Confidential Information"). As used in this Agreement, Confidential Information will include, but not be limited to: (a) all information in tangible or intangible form that is marked or designated as confidential; (b) RagingWire Technology; (c) Client Technology; and (d) the terms and conditions of this Agreement, any SLA, and any other agreements between the Parties. RagingWire and Client each agrees, on behalf of itself, its employees, and other persons to whom disclosure of Confidential Information is permitted under this Agreement, that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this Agreement, nor disclose to any third party, any of the other Party's Confidential Information.

          6.1.2 Non-Confidential Information. Notwithstanding Section 6.1.1 ("Non-Disclosure"), information will not be deemed Confidential Information under this Agreement if such information: (a) is known to the receiving Party prior to receipt from the disclosing Party, as evidenced by the records of the receiving Party; (b) becomes known (independently of disclosure by the disclosing Party) to the receiving Party, directly or Indirectly, from a source other than one having an obligation of confidentiality to the disclosing Party; (c) becomes part of the public domain or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving Party; or (d) is independently developed by the receiving Party without any breach of this Agreement.

          6.1.3 Protection and Preservation. Each Party on behalf of itself, its Representatives, employees, agents, and contractors, agrees that it will receive and hold all Confidential Information in trust and confidence and that it will treat all Confidential Information with the same degree of care as it accords to its own confidential information of like sensitivity, but in no event less than a reasonable level of care. Each Party shall: (a) not sell, license, transfer, publish, disclose, display, or otherwise make available the Confidential Information of the other Party; (b) not reverse assemble or reverse compile in whole or in part any applicable Confidential Information; (c) acknowledge and take commercially reasonable steps to preserve the other Party's ownership rights in and to such other Party's Confidential Information; (d) hold in trust and confidence and not use any Confidential Information except as necessary to perform obligations set forth in this Agreement; and (e) similarly bind in writing necessary third parties to the confidentiality obligations of this Section 6.1.3. Notwithstanding the foregoing, either Party shall have the right to disclose on a "need to know" basis the other Party's Confidential Information to their own company's appropriate officers, directors, employees, auditors, and attorneys. Further, each Party may disclose the other Party's Confidential Information to the extent necessary to comply with an order of an administrative agency or court of competent jurisdiction, or to enforce a Party's rights under this Agreement. As an express condition to the preceding sentence, the Party being required to disclose the information shall take all reasonable steps to prevent such disclosure and provide prior written notice thereof to the other Party in sufficient time to enable the other Party to seek a protective order or otherwise contest such disclosure. Each Party agrees that it will ensure that its Representatives, employees, agents, and contractors will not make use of, disseminate, or in any way disclose any Confidential Information of the other Party to any person, firm, or business, except as necessary to perform obligations set forth in this Agreement and then only under a written confidentiality agreement no less restrictive than this Section 6.1 ("Confidential Information").

          6.1.4 Method of Disclosure. Information disclosed in written form or electronically transmitted shall be considered Confidential Information only if it contains the legend "Confidential." Information disclosed in other-than-written form shall be Confidential Information only if the disclosing Party states that the disclosure is confidential at the time it is made and sends the recipient of the information a written summary, with an appropriate confidentiality legend, of the information so disclosed within thirty (30) days thereafter.

          6.1.5 Return of Confidential Information. Upon termination or expiration of this Agreement, or upon written request of the other Party, each Party shall promptly return to the other all documents and other tangible materials representing the other's Confidential Information and all copies thereof, and shall permanently erase or destroy all Confidential Information stored by or for it in electronic, optical, mechanical, or other storage medium, except as required to comply with any applicable legal requirement, and shall certify, in writing, the completion of the foregoing to the other Party.

        6.2   Intellectual Property.

          6.2.1 Ownership. Except for the rights expressly granted pursuant to Section 6.3.1 ("Grant By RagingWire"), (a) this Agreement does not transfer from RagingWire to Client any RagingWire Technology and (b) all right, title, and interest (including, without limitation, Intellectual Property Rights) in and to the RagingWire Technology will remain solely with RagingWire. Except for the rights expressly granted pursuant to Section 6.3.2 ("Grant By Client"), (c) this Agreement does not transfer from Client to RagingWire any Client Technology and (d) all right, title, and interest (including, without limitation, Intellectual Property Rights) in and to the Client Technology will remain solely with Client.

          6.2.2 General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, Client will not at any time prohibit or enjoin RagingWire from using any concepts, skills, knowledge, and techniques relating to information technology that is or are acquired during the course of providing the Services, including, without limitation, skills, knowledge, and information publicly known or available, generally applicable in the trade (or art), or that could reasonably be acquired in similar work performed for others clients of RagingWire.

        6.3   License Grants.

          6.3.1 Grant by RagingWire. RagingWire hereby grants to Client a non-exclusive, non-transferable, royalty-free license, during the Term, to use the RagingWire Technology solely for the purpose of receiving the Services. Client shall have no right to use the RagingWire Technology for any purpose other than receiving the Services.

          6.3.2 Grant by Client. Client agrees that if, in the course of providing the Services, it may be reasonably necessary for RagingWire to access Client equipment and use Client Technology, RagingWire is hereby granted and shall have a non-exclusive, non-transferable, royalty-free license, during the Term, to use the Client Technology solely for the purpose of providing the Services to Client. Subject to Section 6.2.2 ("General Skills and Knowledge"), RagingWire shall have no right to use the Client Technology for any purpose other than providing the Services.

        6.4   Client Restrictions. The RagingWire Technology shall be used by Client, its Representatives and agents only in a manner consistent with the rights granted in Section 6.3.1 ("Grant By RagingWire"). Client agrees to ensure that no portion of the RagingWire Technology is displayed outside the Data Center(s) or distributed in any way to any third party. Client shall not rent, lease, license, distribute, transfer, reproduce, display, modify, publicly perform, or timeshare the RagingWire Technology, or any portion thereof, or use such as a component of or a basis for products or services prepared for sale, license, lease, access, or other marketing or distribution. Neither Client nor any of its Representatives or agents shall prepare any derivative work based on the RagingWire Technology or other materials provided to Client by RagingWire. Though not authorized to do so, should Client or any Representative or agent create any derivative works of the RagingWire Technology, Client, on behalf of itself and its Representative and/or agent, hereby assigns any and all right, title and interest (including, without limitation, Intellectual Property Rights) in such derivative works to RagingWire. Neither Client nor any of its Representatives or agents shall translate, reverse engineer, decompile, or disassemble the RagingWire Technology. Client shall not allow any third party or unlicensed user or computer system to access or use the RagingWire Technology. Client agrees not to demonstrate or disclose the results of any testing or bench-marking of the RagingWire Technology, to any third party, without RagingWire's prior written permission.

        6.5   RagingWire Restrictions. The Client Technology shall be used by RagingWire and its agents only in a manner consistent with the rights granted in Section 6.3.2 ("Grant By Client"). RagingWire agrees to ensure that no portion of the Client Technology is displayed outside the Data Center(s) or distributed in any way to any third party. RagingWire shall not rent, lease, license, distribute, transfer, reproduce, display, modify, publicly perform, or timeshare the Client Technology, or any portion thereof, or use such as a component of or a basis for products or services prepared for sale, license, lease, access, or other marketing or distribution. Neither Ragingwire nor any of its agents shall prepare any derivative work based on the Client Technology or other materials provided to RagingWire by Client. Though not authorized to do so, should RagingWire or any agent create any derivative works of the Client Technology, RagingWire, on behalf of itself and its agent, hereby assigns any and all right, title and interest (including, without limitation, Intellectual Property Rights) in such derivative works to Client. Neither RagingWire nor any of its agents shall translate, reverse engineer, decompile, or disassemble the Client Technology. RagingWire shall not allow any third party or unlicensed user or computer system to access or use the Client Technology. RagingWire agrees not to demonstrate or disclose the results of any testing or bench-marking of the Client Technology, to any third party, without Client's prior written permission.

7.
RAGINGWIRE'S WARRANTIES AND SERVICE LEVEL GOALS

        7.1   RagingWire Warranties. RagingWire represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) it is in compliance, in all material respects, with applicable law regarding the Services. In the event of a breach of the warranties set forth in this Section 7.1, Client's sole remedy shall be termination pursuant to Section 12 ("Termination").

        7.2   Service Level Goals. "Service Level Goals" means the service level goals applicable to the Services provided by RagingWire as set forth in the applicable SLA. If Client experiences any Service performance issues, such as Service Outages, described in an applicable SLA, as a result of RagingWire's failure to provide the Services, the remedies and credits described in the applicable SLA shall apply.

          7.2.1 Liquidated Damages and Failure to Perform. The Parties acknowledge and agree that because of the unique nature of the Services contemplated by this Agreement, it is difficult or impossible to determine with precision the specific amount of damages that might be incurred by Client as a result of a failure of RagingWire to meet the Service Level Goals, or the specific amount of damages that RagingWire should be subject to in such circumstances. It is further understood and agreed by the Parties that Client shall be damaged by such failure of RagingWire to meet the Service Level Goals, that it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, that any credits that become payable under this Section 7.2 ("Service Level Goals") are in the nature of liquidated damages, and not a penalty, and are fair and reasonable under the circumstances, and such payments represent a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from RagingWire's failure to meet the Service Level Goals. Should RagingWire fail to meet the Service Level Goals set forth in any SLA for three (3) months in a row ("Failure to Perform"), Client shall be entitled to immediately terminate this Agreement without any liability except a duty to pay for Services already rendered as of the date of the Failure to Perform.

          7.2.2 Sole Remedy and Liability. In recognition of Section 7.2.1 ("Liquidated Damages and Failure to Perform") and the other provisions hereof, and notwithstanding any other provisions of this Agreement except as set forth in Section 10 hereof, the Parties acknowledge and agree that, as an essential part of this Agreement, the damages payable under Section 7.2 shall be the sole and exclusive measure of damages and remedy for Client, and the sole and exclusive liability and obligation of RagingWire, arising out of or in any way relating to RagingWire's failure to meet the Service Level Goals or any other failure or default by RagingWire in any way relating to the Services or RagingWire's failure to perform or provide any Services hereunder. The Parties further acknowledge and agree that the pricing and other terms contained in this Agreement reflect and are based upon the intended allocation of risk between the Parties as reflected in this Section 7.2 ("Service Level Goals") and elsewhere in this Agreement, and form an essential part of this Agreement.

          7.2.3 Maintenance. RagingWire will conduct scheduled maintenance of the Data Center(s) and Services. In addition, RagingWire may be required to perform emergency maintenance if an urgent, mission-critical, or other serious maintenance situation arises. RagingWire and Client agree to reasonably cooperate to minimize adverse impacts to the other Party during such scheduled and emergency maintenance.

          7.2.4 Limitations. THE SERVICE LEVEL GOALS SET FORTH IN THIS SECTION 7.2 ("SERVICE LEVEL GOALS") SHALL APPLY ONLY TO THE SERVICES PROVIDED BY RAGINGWIRE PURSUANT TO A SLA AND DO NOT APPLY TO ANY SERVICES THAT EXPRESSLY EXCLUDE THE SERVICE LEVEL GOALS (AS STATED IN THE APPLICABLE SLA). THIS SECTION 7.2 ("SERVICE LEVEL GOALS") STATES CLIENT'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY RAGINGWIRE TO PROVIDE SERVICES AND/OR THE PROVISION OF DEFECTIVE SERVICES.

        7.3   No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 7 ("RAGINGWIRE'S WARRANTIES AND SERVICES LEVEL GOALS"), THE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CLIENT'S USE OF THE SERVICES IS AT CLIENT'S OWN RISK. RAGINGWIRE DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. RAGINGWIRE DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, COMPLETELY SECURE, OR THAT ALL ERRORS WILL BE CORRECTED.

        7.4   Disclaimer of Actions Caused by and/or Under the Control of Third Parties. RAGINGWIRE DOES NOT AND CANNOT COMPLETELY CONTROL THE FLOW OF DATA TO OR FROM RAGINGWIRE'S NETWORK AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF THE INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT CLIENT'S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). ALTHOUGH RAGINGWIRE WILL TAKE ALL COMMERCIALLY REASONABLE ACTIONS TO REMEDY AND AVOID SUCH EVENTS, RAGINGWIRE CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. ACCORDINGLY, TO THE EXTENT THAT SUCH EVENTS ARISE IN THE ABSENCE OF FAULT BY RAGINGWIRE, RAGINGWIRE DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS, AND CLIENT ACCEPTS SUCH DISCLAIMER.

8.
CLIENT'S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

        8.1   Warranties of Client.

          8.1.1 Warranties. Client represents and warrants that: (a) it has the legal right and authority to enter into this Agreement and perform its obligations hereunder; (b) the performance of its obligations and use of the Services (by Client and its Representatives) will not violate any applicable laws, regulations, or the Rules and Regulations; (c) all equipment, materials, and other tangible items placed by Client at the Data Center(s) will be configured and used in compliance with all applicable manufacturer specifications including, without limitation, power outlet, power consumption, and clearance requirements; and (d) each Representative will be assigned a unique password, and no password will be shared or otherwise utilized by two (2) or more individuals.

          8.1.2 Breach of Warranties. If Client breaches any of the warranties in Section 8.1.1 ("Warranties") in a manner that is material in nature and endangers personnel, equipment, or services at the Data Center, in addition to any other remedies available at law or in equity, RagingWire will have the right, in its reasonable discretion, to immediately suspend any or all Services to Client. In the event that RagingWire exercises this right, RagingWire will provide notice as provided in Section 12 ("Termination") of its intention to suspend such Services to Client and, if practical (depending on the nature, severity, and materiality of the breach), will provide Client with an opportunity to cure the breach. Once such breach is cured, RagingWire will restore the Services. Client shall be obligated to pay for Services not provided due to suspension as a result of the breach. If such breach is not cured within forty-five(45) days after notice to Client, RagingWire may terminate this Agreement or any SLA at any time thereafter in accordance with Section 12 ("Termination")

        8.2   Compliance with Laws; Rules and Regulations. Client agrees that it shall use the Services only for lawful purposes and in accordance with this Agreement. Client will comply at all times with all applicable laws and regulations and the Rules and Regulations, as amended by RagingWire from time to time. If Client becomes aware that one of its customer's use of the Services violates any applicable laws, regulations, or the Rules and Regulations, Client will work with such customer to ensure customer's compliance with them. RagingWire may modify the Rules and Regulations at any time. Client acknowledges that Client has received, read, and understood the current version of the Rules and Regulations. The Rules and Regulations contain restrictions regarding online conduct (including prohibitions against unsolicited commercial e-mail) by Client, its Representatives, and Client's customers. Client agrees to comply with such restrictions. Client further acknowledges that RagingWire exercises no control whatsoever over the content of the information passing through the Internet and that Client agrees that it is Client's responsibility to ensure that the information transmitted and received by Client, its Representatives, and its customers comply with all applicable laws and regulations and the Rules and Regulations.

        8.3   Access and Security.

          8.3.1 Account Custodian. Promptly after the Effective Date, Client shall designate up to two (2) individuals to serve as the account custodian(s) ("Account Custodian") for Client. The Account Custodian shall be responsible for assigning passwords to Representatives, administering security profiles of Representatives, and verifying the identity of Representatives when called upon by RagingWire to do so.

          8.3.2 Representatives. For an individual to be a Representative, the individual must be identified by Client prior to first access to the Data Center by such Representative. All Representatives must be authenticated by Client's Account Custodian and have received a valid password issued in order to become effective. Client must promptly submit and authenticate any changes regarding its Representatives to RagingWire. RagingWire shall have no liability whatsoever for relying on an outdated information which has not been properly updated by Client.

          8.3.3 Use of Passwords. Client acknowledges and agrees that it is solely responsible for maintaining the confidentiality of the passwords distributed to Representatives, and agrees to notify RagingWire if it discovers that a password is lost, stolen, disclosed to an unauthorized third party, or otherwise may have been compromised. Client shall be entirely responsible for any and all activities which occur under Client's passwords, whether or not Client or its Authorized Users are the entity or individuals undertaking such activities.

          8.3.4 Data Center Access. Except with the advance written consent of RagingWire, Client's access to the Data Center(s) shall be limited solely to the Representatives. Representatives shall have access only to those areas authorized by RagingWire, and Representatives are prohibited from accessing other areas of the Data Center(s) unless accompanied by an authorized RagingWire representative. Client and its Representatives shall cooperate with and comply with all security and safety measures promulgated by RagingWire from time to time in the Rules and Regulations, including, without limitation, the use of entry and exit logs and agreements, key cards, voice, photo, biometric, or other personal identification recognition devices, and other mechanisms and devices for registering, tracking, and limiting access to the Data Center(s).

        8.4   License. Client acknowledges that it has no right or entitlement to any particular location or amount of square footage (except as otherwise expressly provided in a SLA), but has the right to enter and use the Data Center solely under a non-exclusive, non-transferable, revocable license, as provided in Sections 8.6 ("Use of Data Center") and 13.2 ("No Lease; Other Limitations").

        8.5   Relocation of Client. If it becomes necessary to relocate Client to another area of the Data Center, with reasonable advance notice to Client, Client shall cooperate with RagingWire to facilitate such relocation, whether such relocation is based on the reasonable business needs of RagingWire (including, but not limited to, the needs of other RagingWire clients), the expansion of the space requirements of Client, or otherwise. RagingWire shall be solely responsible for any costs and expenses incurred by RagingWire in connection with any such relocation and will use commercially reasonable efforts, in cooperation with Client, to minimize and avoid any interruption of the Services.

        8.6   Conduct At Data Center.

          8.6.1 Attire and Conduct. Client and Representatives shall wear appropriate attire for conducting business at the Data Center(s). Client on behalf of itself and its Representatives agrees to adhere to and abide by all security and safety measures set forth in the Rules and Regulations or as otherwise established by RagingWire. A copy of the current version of the Rules and Regulations shall be made available to Client upon request. Client on behalf of itself and its Representatives expressly agrees to not do or participate in any of the following: (a) interfere with, make any unauthorized use of, misuse, abuse, deface, or damage any of RagingWire's property or equipment, or that of any other RagingWire client or third party (b) harass, disturb, or commit any violent acts against any individual, including RagingWire's personnel and representatives of other Raging Wire clients; (c) engage in any activity that is in violation of the law or aids or assists any criminal activity while on RagingWire's property, or in connection with the Data Center(s) or the Services; or (d) smoke or use any tobacco products in the Data Center(s). ADDITIONALLY, CLIENT ACKNOWLEDGES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES SHALL DISTURB, IN ANY WAY, THE RAISED FLOOR OR THE CAGES OF THE DATA CENTER(S).

          8.6.2 Prohibited Items. Except as otherwise agreed by RagingWire in writing:

          (a)   Client and Representatives shall not store any paper products or other combustible materials of any kind in any cage or raised floor area (other than equipment manuals and, if applicable, immediately required printing supplies); or

          (b)   Client and Representatives shall not bring any Prohibited Materials (as defined below) into any Data Center. Such "Prohibited Materials" include, without limitation, the following and any similar items: tobacco products and lighters; explosives and weapons; hazardous or flammable materials; soldering equipment; spray paint cans; alcohol, illegal drugs and other intoxicants; magnetic devices which could interfere with computer and telecommunications equipment; radioactive materials; photographic, video, or recording equipment of any kind (other than tape back-up equipment); animals (except those specifically trained and used to provide assistance to the impaired); or any other items reasonably designated by RagingWire personnel; or

          (c)   Client and Representatives shall not bring food or drinks onto the raised floor of the Data Center(s). These items are permitted only in the designated cafeteria areas.

          8.6.3 Prohibited Activities. Client, on behalf of itself and its Representatives, agrees that it will not: (a) send unsolicited commercial communications in any form to third parties (commonly known as "spam"); (b) engage in any activities or actions that infringe upon or misappropriate the Intellectual Property Rights of any third party, including, without limitation, using third-party copyrighted materials without appropriate permission, using third-party trademarks without appropriate permission or attribution, and using or distributing third-party information protected as a trade secret information in violation of a duty of confidentiality; (c) engage in any activities or actions that would violate the personal privacy rights of others including, but not limited to, collecting and distributing information about Internet users without their permission, except as permitted by applicable law; (d) send, post, or host libelous or obscene materials or assist in any similar activities related thereto; (e) intentionally omit, delete, forge, or misrepresent transmission information, including headers, return mailing and Internet protocol addresses; (f) engage in any activities or actions intended to withhold or cloak Client or its customer's identity or contact information; (g) use RagingWire's Services for any illegal purposes, in violation of any applicable laws or regulations or in violation of the rules of any other service providers, websites, chat rooms and the like; (h) intentionally transmit or otherwise propagate computer viruses or similar destructive computer codes; (i) disturb or anchor any item to the raised floor of the Data Center(s) or attach any items to a cage; (j) climb or scale any cages, ladders, racks or any support structures; (k) engage in any other activities which may be deemed prohibited, by RagingWire, in its discretion; or (l) assist or permit any persons in engaging in any of the activities described above. All of the foregoing are "Prohibited Activities". If Client becomes aware of any Prohibited Activities, Client will notify RagingWire personnel and use Client's best efforts to remedy such Prohibited Activities immediately including, if necessary, limiting or terminating any of its Representative's access to Client's online facilities.

          8.6.4 Cameras. Neither Client nor any of its Representatives shall utilize, install, or configure any camera or other media device so as to view, record, or transmit any images or information regarding the Data Center(s). In order to maintain each Client's privacy, all camera installations will be performed by RagingWire.

          8.6.5 Confidentiality. Client and its Representatives agree that all information that they may observe or come into contact with while in the Data Center(s) are the confidential and proprietary information of RagingWire and/or third parties.

        8.7   Suspension and Termination of Representative Access to Data Center. RagingWire shall have the right to suspend and/or terminate a Representative's access to the Data Center(s) at any time for any material failure by such Representative to comply with the terms of this Agreement and/or the Rules and Regulations. In the event that access is terminated, Client shall immediately take steps, to RagingWire's reasonable satisfaction, to ensure that Client's remaining Representatives shall conform their conduct to the terms of this Agreement and the Rules and Regulations.

        8.8   Scheduled and Emergency Maintenance. RagingWire will conduct routine scheduled maintenance of the Data Center(s) according to the maintenance schedule for the applicable Data Center, as such schedule may be modified from time to time by RagingWire. RagingWire shall provide Client with the current applicable maintenance schedule on a regular basis. In the event that an urgent, mission-critical maintenance situation arises, RagingWire shall have to the right to perform emergency maintenance on the Data Center(s). Any such emergency maintenance, unless caused by the actions, omissions, or negligence of RagingWire shall not constitute a breach of this Agreement. During such scheduled and emergency maintenance periods, the Services may be unavailable. Client agrees to reasonably cooperate with RagingWire during scheduled and emergency maintenance periods.

9.
INSURANCE

        9.1   Certificates of Insurance. Upon request from a Party, the other Party shall (a) deliver to the other Party certificates of insurance which evidence the levels of insurance; and (b) cause their respective insurance provider(s) to name the other Party as an additional insured and to notify the other Party in writing of the effective date of such coverage.

        9.2   Obligations Continue Regardless of Insurance. The insurance requirements set forth in this Section 9 ("Insurance") are independent of either Party's indemnification and other obligations under this Agreement and shall not be construed or interpreted in any way to restrict, limit or modify Client's indemnification and other obligations or to limit either Party's liability under this Agreement.

        9.3   Waiver of Subrogation Rights. RagingWire and Client each agrees to cause the insurance companies issuing their respective insurance policies to waive any subrogation rights that those insurance companies may have against the other Party by way of contract or otherwise. RagingWire and Client hereby waive any right that either may have against the other on account of any bodily injury or property loss or damage to the extent that such lass or damage is insured hereunder under their respective insurance policies.

10.
LIMITATIONS OF LIABILITY

        10.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING A DATA CENTER DOES SO AT HIS OR HER OWN RISK. RAGINGWIRE SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF RAGINGWIRE.

        10.2 Damage to Client Equipment. RAGINGWIRE SHALL HAVE NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CLIENT EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN THE NEGLIGENCE OR WILLFUL ACT OR OMISSION OF RAGINGWIRE. TO THE EXTENT RAGINGWIRE IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, CLIENT EQUIPMENT FOR ANY REASON, SUCH LIABILITY SHALL BE LIMITED SOLELY TO THE REPLACEMENT VALUE OF THE CLIENT EQUIPMENT, EXCLUDING ANY LOST DATA.

        10.3 Waiver of Consequential and Incidental Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE OR RESPONSIBLE TO THE OTHER OR ANY THIRD PARTY FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, LOSS OF RIGHTS OR SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR EQUIPMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE.

        10.4 Hazardous Materials; Assumption of Risk. CLIENT ACKNOWLEDGES THAT CERTAIN HAZARDOUS OR TOXIC SUBSTANCES, MATERIALS, OR WASTE (COLLECTIVELY, "HAZARDOUS MATERIALS"), INCLUDING BUT NOT LIMITED TO BATTERY ACID, HIGH VOLTAGE ELECTRICITY, AND DIESEL FUEL, MAY BE PRESENT IN OR AROUND THE DATA CENTER(S) AND THAT CLIENT AND ITS REPRESENTATIVES MAY BE EXPOSED TO SUCH HAZARDOUS MATERIALS. CLIENT IS AWARE OF THE INHERENT RISKS OF INJURY AND PROPERTY DAMAGE INVOLVED IN RAGINGWIRE'S NORMAL OPERATIONS OF THE DATA CENTER(S), INCLUDING, WITHOUT LIMITATION, RISKS DUE TO OCCUPATIONAL OR ENVIRONMENTAL EXPOSURE TO HAZARDOUS MATERIALS KNOWN TO CAUSE CANCER, BIRTH DEFECTS, REPRODUCTIVE HARM, OR OTHER PHYSICAL AILMENTS. CLIENT ASSUMES ANY AND ALL KNOWN AND UNKNOWN RISKS OF INJURY AND PROPERTY DAMAGE THAT MAY RESULT FROM EXPOSURE TO HAZARDOUS MATERIALS IN OR AROUND THE DATA CENTER(S), EXCEPT FOR INJURY AND PROPERTY DAMAGE RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF RAGINGWIRE.

        10.5 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CLIENT TO RAGINGWIRE HEREUNDER FOR THE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE FIRST EVENT WHICH GAVE RISE TO SUCH LIABILITY.

        10.6 Loss of Power. RagingWire shall not be liable for any failure or delay in its performance of the Services, including a Service Outage, under this Agreement due to the loss of power to any Data Center resulting from the unauthorized activation (unless such unauthorized activation results from the negligence or willful act or omission of RagingWire or any of its employees), or the required periodic testing pursuant to State or local laws or regulations, of any of the Emergency Power Off ("EPO") switches.

        10.7 Basis of the Bargain; Failure of Essential Purpose. Client acknowledges that RagingWire has set its prices and entered into this Agreement in reliance upon the limitations, exclusions, and disclaimers of liability and the disclaimers of warranties and damages set forth in this Agreement, and that such limitations, exclusions, and disclaimers form an essential basis of the bargain between Client and RagingWire. The limitations and exclusions of liability and disclaimers specified in this Agreement shall survive and apply even if the remedies provided herein are found to have failed of their essential purpose.

11.
INDEMNIFICATION

        11.1 Indemnification By RagingWire. RagingWire agrees to indemnify, defend, and hold harmless Client, its employees, agents, affiliates and clients (collectively the "Client indemnitees") from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought by any third party against any of the Client Indemnnitees alleging: (a) the infringement or misappropriation by RagingWire or its employees, agents, affiliates and clients of any Intellectual Property Rights relating to the delivery or use of the Services (excluding any contributory infringement by the Client); (b) personal injury and/or property damage to the extent caused by the negligence or misconduct of RagingWire or its affiliates; (c) any violation of or failure to comply with the Rules and Regulations by RagingWire or its affiliates; or (d) any breach of this Agreement by RagingWire or its affiliates. The Client Indemnitees may retain their own counsel to assist in the defense of any indemnified Action, at their own expense and provided RagingWire shall retain control over such defense.

        11.2 Indemnification By Client. Client agrees to indemnify, defend, and hold harmless RagingWire, its employees, agents, affiliates, and clients (collectively the "RagingWire Indemnitees") from and against Losses resulting from any Action brought by any third party against any of the RagingWire Indemnitees alleging: (a) the infringement or misappropriation of any Intellectual Property Rights by Client or its Representatives: (i) relating to the use of the Services in a manner not authorized by RagingWire, (ii) resulting from RagingWire's compliance with Client's designs, specifications, or instructions, (iii) resulting from Client's use or combination of the Services with any items not supplied by RagingWire or Client's failure to use updated or modfied versions of the Services, or (iv) resulting from any information provided by Client to RagingWire; (b) personal injury and/or property damage to the extent caused by the negligence or misconduct of Client or its Representatives; (c) any violation of or failure to comply with the Rules and Regulations by Client or its Representatives; (d) any damage or destruction to the Data Center(s), RagingWire property or equipment, or equipment of any third party caused by Client or its Representatives; (e) damages as a result of the use or occupancy of the Data Center(s) by Client or its Representatives; (f) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity of any third party by Client or its Representatives; (g) spamming, or any other illegal conduct or violation of the Rules and Regulations by Client or its Representatives, or (h) Client's breach of this Agreement. The RagingWire Indemnitees may retain their own counsel to assist in the defense of any indemnified Action, at their own expense and provided Client shall retain control over such defense.

        11.3 Notice. Each Party's indemnification obligations set forth in Section 11.1 ("Indemnification By RagingWire"), Section 11.2 ("Indemnification By Client"), and Section 11.3 ("Additional Indemnities of Client") shall be subject to the following: (a) receiving prompt and sufficient written notice of the existence of any Action so that the indemnifying Party is not prejudiced by a lack of notice; (b) being able, at its option, to control the defense of such Action; (c) the indemnified party not settling any such action, claim, or suit without the indemnifying party's prior written consent; and (d) receiving full cooperation of the indemnified Party in the defense of such Action.

        11.4 Enjoinment. If Client's use of the Services under the terms of this Agreement is, or is likely to be, enjoined or RagingWire desires to limit its exposure to an Action, then RagingWire may, at its sole option and expense, either: (a) procure for Client the right to continue using such Services under the terms of this Agreement; (b) replace or modify such Services so that it is or they are non-infringing and substantially equivalent in function to the enjoined Services; or (c) if options (a) and (b) above cannot be accomplished despite the reasonable efforts of RagingWire, then RagingWire may terminate Client's rights and RagingWire's obligations under this Agreement with respect to such Services and refund to Client the unearned portion of any fees paid to RagingWire.

        11.5 Sole and Exclusive Obligations and Remedies. THE FOREGOING INDEMNITY AND LIMITED REMEDIES ARE RAGINGWIRE'S SOLE AND EXCLUSIVE OBLIGATIONS, AND CLIENT'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS.

12.
TERMINATION

        12.1 Termination Without Cause. Either Client or RagingWire may terminate this Agreement without cause effective on the latest ending date specified in a SLA between the Client and RagingWire. The terminating Party must notify the other Party in writing at least 60 days in advance of such termination. The termination of any particular Service will not affect Client's obligation to pay for other Services or any other amounts due from Client to RagingWire.

        12.2 Termination For Cause.

          12.2.1 For Curable Breach. Subject to Section 7.2 ("Service Level Goals"), either Client or RagingWire may terminate this Agreement if the other Party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within fifteen (15) business days after receipt of written notice from RagingWire. Client may also terminate Services to be provided in the future and the obligation to pay for such future Services in accordance with the terms of the applicable SLA.

          12.2.2 Insolvency. A Party may terminate this Agreement effective upon written notice to the Other Party if the Other Party (a) becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors (not brought by the Party seeking to terminate this Agreement), if such involuntary petition or involuntary proceeding is not dismissed within thirty (30) days of filing; or (b) becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors. RagingWire will provide Client with written notice as soon as RagingWire has reason to believe it may become the subject of either an involuntary or voluntary petition in bankruptcy (whether under Chapter 7 or Chapter 11) In addition, in order to provide Client with a measure of security regarding RagingWire's financial status, RagingWire will provide client with copies of RagingWire's financial statements on a quarterly basis.

          12.2.3 Incurable Breach. Either Party may terminate this Agreement effective upon written notice, if the other Party has breached its obligations of confidentiality set forth in Section 6.1 ("Confidential Information").

        12.3 No Liability Upon Expiration. Neither Party shall be liable to the other Party for any expiration of any Service in accordance with the terms of the applicable SLA or, excepting Section 12.2 ("Termination for Cause"), this Agreement in accordance with its terms.

        12.4 Effect of Termination. Upon the effective date of termination of a Service pursuant to this Agreement:

          12.4.1 Termination of Service. RagingWire will immediately cease providing such Service; and

          12.4.2 Payment. Any and all payment obligations of Client accrued under this Agreement for such Service through the date of termination shall be payable as if this Agreement were still in effect, but no new payment obligations shall accrue after the date of termination.

        12.5 Survival. The following will survive any expiration or termination of this Agreement: Sections 5, 6.1, 6.2, 6.4, 7.2, 7.3, 7.4, 8, 10, 11, 12 and 13.

13.
MISCELLANEOUS PROVISIONS

          13.1 Force Majeure. Neither RagingWire nor Client shall be liable for any failure or delay in its performance, including Service Outages, under this Agreement due to any cause beyond its reasonable control, including, without limitation, acts of war, acts of God, earthquake, flood, fire, embargo, riot, sabotage, terrorism, labor dispute, strike or lockout, governmental act, or failure of the Internet (not resulting from the actions or inactions of a Party) (each, a "Force Majeure Event"), provided that the delayed Party: (a) gives the other Party prompt notice of such cause; and (b) uses commercially reasonable efforts to correct such failure or delay in performance.

        13.2 No Lease; Other Limitations. This Agreement is an agreement for services and is not intended to and shall not constitute a lease of any real property or a transaction for the sale of goods. Client acknowledges and agrees that: (a) it has been granted only a non-exclusive, non-transferable revocable license to enter and use the Data Center(s) in accordance with this Agreement; (b) Client has not been granted any real property interest in the Data Center(s); (c) Client has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances and to the full extent permissible under law waives and releases any rights or remedies with respect thereto; (d) this Agreement, to the extent it involves the use of space or property leased by RagingWire, shall be subordinate to any lease between RagingWire and its landlord(s); and (e) the expiration or termination of any such lease shall terminate this Agreement as to such space or property subject to Client retaining any rights or claims it may have against RagingWire arising from the expiration or termination of such lease. Client will comply with all Rules and Regulations. Except as expressly provided in Section 13.10 ("Assignment"), Client shall have no right to transfer its rights of entry and use to the Data Center(s) in whole or in part, and any attempted sublicense or transfer of its right of use and occupancy under the licenses granted under this Agreement shall be void.

        13.3 Marketing. Each Party agrees that during the term of this Agreement the Other Party may publicly refer to it, orally and in writing, as a client or vendor (as the case may be). Any other public reference to one Party by the other Party will require the other Party's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Each Party hereby grants the other Party a non-exclusive, non-transferable, royalty-free, revokable license to its tradenames and trademarks solely in connection with the rights granted in this Subsection.

        13.4 Government Regulations. RagingWire and Client will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the United States in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Client operates or does business.

        13.5 Non-Solicitation. During the Term, neither RagingWire new Client will, and each Party will take reasonable measures so that its respective affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other Party. Client further agrees that during the Term, it will not, directly or indirectly, solicit or attempt to solicit for employment any persons contracted by RagingWire to provide any Services to Client.

        13.6 No Third Party Beneficiaries. RagingWire and Client each agrees that, except as otherwise expressly provided in Section 11 ("Indemnification"), there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either Party or the customers of Client.

        13.7 Governing Law; Choice of Forum. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law). The United Nations Convention on Contracts For the International Sale of Goods shall not apply to this Agreement. The Parties specifically submit to the personal jurisdiction and subject matter jurisdiction of the state and federal courts located.

        13.8 Informal Dispute Resolution. The Parties shall endeavor to settle by mutual discussions in good faith any disputes or claims arising under or relating to this Agreement or any SLA, including the existence, validity, interpretation, performance, termination, or breach of this Agreement or any SLA. Within ten (10) days of a Party's notice of a dispute or claim, at least one management level representative from each Party who is not directly involved in the dispute and with proper authority to resolve this matter shall meet face to face and use all reasonable efforts to resolve the matter, (except that either Party may seek immediate injunctive relief if necessary to preserve its rights hereunder).

        13.9 Severability; Waiver. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent or continuing breach or default, and will not act to amend or negate the rights of the waiving Party.

        13.10 Assignment. Either Party may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets with prior written notice to the other Party. This Agreement will bind and inure to the benefit of each Party's permitted assigns.

        13.11 Notice. Any notice or communication required or permitted to be given under this Agreement may be delivered by hand; deposited with an overnight courier; sent by registered or certified mail, return receipt requested, postage prepaid; in each case to the address of the receiving Party as listed at the end of this Agreement, or at such other address as may later be furnished in writing by either Party to the other Party. Such notice shall be deemed to have been given upon personal delivery, three (3) days after deposit in the mail or overnight courier. Notwithstanding the foregoing, notices relating to the Services (including, without limitation, invoices and Notices of Service Commencement) may be delivered from RagingWire to Client by first class mail, postage prepaid and such notices shall be deemed to have been given three (3) days after deposit in the mail.

        13.12 Relationship of Parties. RagingWire and Client are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency between RagingWire and Client. Neither RagingWire nor Client will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided in this Agreement.

        13.13 Entire Agreement; Counterparts; Originals. This Agreement, including all other agreements referred to in this Agreement and documents incorporated by reference, constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings, and agreements, written and oral, regarding such subject matter. Any terms and conditions in any purchase order or other response by Client which are additional to or different from the terms and conditions of this Agreement are hereby deemed rejected by RagingWire without need of further notice of rejection, and shall not be of any effect or in any way binding upon RagingWire. Such purchase order or other response shall not be deemed to be made a part of this Agreement. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be changed only by a written document signed by authorized representatives of RagingWire and Client. For purposes of this Agreement, the term "written" means anything reduced to a tangible form by a Party, including a printed or handwritten document.

        13.14 Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement, a SLA, and any other document made a part hereof, the documents shall control in the following order: (a) this Agreement; (b) the SLA(s); and then (c) other documents.

        13.15 RagingWire Policies and Procedures. Client agrees to comply with RagingWire's policies and procedures regarding no tolerance for workplace violence, harrassment, or discrimination as they relate to Representatives' actions at the Data Center or to the provision of Services.

        IN WITNESS WHEREOF, the Parties have read the foregoing and all documents incorporated in this Agreement and agree and accept such terms as of the Effective Date.

GETACTIVE SOFTWARE, INC.		RAGINGWIRE ENTERPRISE SOLUTIONS, INC.
Signature:	/s/ William S. Pease	Signature:	/s/ Yatish Mishra
Print Name:	William S. Pease	Print Name:	Yatish Mishra
Title:	CTO	Title:	President & CTO
Address:	2855 Telegraph Ave #600 Berkeley, CA 94705	Address:	P.O. Box 3448060 Sacramento, CA 95834-8060
Date:	1-28-05	Date:	1-31-05